INVESTMENT BANKING AGREEMENT

AGREEMENT, made this ___ day of _____________, 2006 by and between, Mach One Corporation, having its principal place of business at 3155 East Patrick Lane, Suite 1, Las Vegas, Nevada  89120 hereinafter the “Company” and Charles Morgan Securities Inc.,  having its principal place of business at 120 Wall St., 16th Fl, New York,  NY 10005, hereinafter  (“CMS”).

WHEREAS, the Company desires to retain CMS for investment banking and investment advisory services in connection with the Company’s business affairs, and  CMS is willing to undertake to provide such services as hereinafter fully set forth:

W I T N E S S E T H

NOW, THEREFORE, the parties agree as follows:

1.

Term: 120 days from the date hereof. This contract is binding on both parties.

2.

Nature of Services: The Company hereby engages CMS to render the services  hereinafter described during the term hereof on a non-exclusive basis (it being understood and agreed that CMS is free to render the same or similar services to any other entity selected by it).

(a)

CMS will continue to render all services set forth in the Investment Advisory Agreement entered into between the parties.

(b)

CMS will assist the Company in raising funding in accordance with the Company’s business plan.  All efforts by CMS will be on a best efforts basis only.

(c)

CMS will provide advice regarding the sales of securities in private transactions.

(d)

CMS will conduct a initial Private Placement of Convertible Promissory Notes for the Company in the amount of $250,000 upon terms and conditions as set forth in the Promissory Note annexed hereto as Exhibit A and on the terms and conditions set forth in the Placement Agent Agreement annexed hereto as Exhibit B.  This offering will be commenced, on a best efforts basis, in or about October 2006.  Compensation will be as set forth below, and as referenced in the Placement Agent Agreement.

(e)

CMS will conduct an additional Private Placement of $250,000 of convertible Promissory Notes upon the same terms and conditions as the initial offering referenced above. It is anticipated that this Offering will take place in or about the period between October and December 2006.  This offering will be commenced, on a best efforts basis.  Compensation will be as set forth below, and as referenced in the Placement Agent Agreement.

3.

Responsibilities of the Company: The Company shall provide  CMS with all financial and business information about the Company as requested by CMS in a timely manner. In addition, executive officers and directors of the Company shall make themselves available for personal consultations with CMS and/or third party designees, subject to reasonable prior notice, pursuant to the request of CMS.

The Company agrees to honor all restrictions on its use of proceeds raised in these offerings.  With regard to the initial $250,000, the Company agrees to use these funds as set forth on Schedule A annexed hereto.  The balance of funds from the initial offering shall be used for business operations.

4.

Compensation:  For services to be provided hereunder, CMS will be entitled to compensation and other consideration during the term of the agreement as provided below:

a.

In connection with each of the anticipated Offerings to be conducted by CMS for the Company, the Company shall pay to CMS (to be paid directly from the escrowed funds raised) a commission (the “Cash Commission”) equal to ten percent (10%) of the aggregate purchase price of the securities sold to any investor, plus an additional three percent (3%) of the purchase price for non-accountable expenses ("Non-Accountable Expense Fee").

b.

In connection with each of the two anticipated Offerings (of $250,000 in convertible promissory notes per offering), the Company will also pay a fee of One Million (1,000,000) shares of  shares of Mach One Corporation (MNCN) common stock to CMS.  Such stock will be unregistered.  The Company acknowledges, however, that all such shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  This stock will be paid to CMS or its assigns., as may be permitted, upon the closing of each anticipated offering.

5.        Expenses:  In addition to fees payable hereunder, and without regard to whether any transaction set forth above is consummated, the Company shall reimburse CMS for actual out-of pocket expenses incurred by CMS.  CMS shall obtain prior approval of the Company for any expenses to be incurred in excess of $1,500 and may request that the Company pay for any direct costs such as printing, photocopying, etc.   The Company shall also reimburse the CMS for the costs of all travel and related expenses incurred by the CMS in connection with the performance of its services hereunder. Expenses shall be due and payable when billed and after they have been incurred.  The Company shall reimburse CMS for all fees and disbursements of CMS's counsel, which, among other things, shall include, $7,500 per offering for services provided in connection with each of the two anticipated offerings.  Such shall be payment for the preparation and negotiation of the transaction documents.  The Company shall also pay all expenses in connection with qualifying the securities for sale to the Investors under applicable securities or blue sky laws of the states of the United States (or in obtaining an exemption from such qualification).

6.

Indemnification: The Company agrees to save, defend, indemnify and hold harmless the CMS from any kind of liabilities, of every kind, nature and description, fixed or contingent (including, without limitations,  reasonable counsel fees and expenses in connection with any action, claim or proceeding relating to such liabilities) arising out of the services provided hereunder, including but not limited to, by any reason of any breach or failure of observance or performance or untrue or incorrect statement of any term, commitment, representation, warranty, covenant or agreement made by the Company; or by any reason of negligence of the Company regarding or in accordance with any duty, document, obligation, responsibility, or other performance of service arising out of this transaction, provided, however, that the foregoing indemnification shall not apply to the extent that any such liabilities are based upon or arise out of (i) information provided by CMS to the Company for the Company’s use in connection with the contemplated private placement, or (ii) communication by CMS to purchasers of the Company’s securities which are not based upon and consistent with information provided by the Company to the Placement Agent.  In the event that CMS requests indemnification hereunder (the “Indemnified Party”), CMS agrees to notify the Company (the “Indemnifying Party”) with reasonable promptness of any claim asserted against it in respect to which any Indemnifying Party may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof.  The Indemnifying Party shall defend any such claims, threatened or asserted, at its sole expense.  The Indemnified Party shall be permitted to choose the legal counsel of its choice to defend any such threatened or asserted claim.  The Company shall agree to sign CMS's standard Indemnity Agreement in connection with each transaction undertaken (see form of indemnity agreement attached to Placement Agent Agreement).

7.

Complete Agreement:    This Agreement contains the entire Agreement between the parties with respect to the contents hereof and supersedes all prior agreements and understandings between the parties with respect to such matters, whether written or oral. Neither this agreement, nor any term or provision hereof may be changed, waived, discharged or amended in any manner other than by any instrument in writing, signed by the party against which the enforcement of the change, waiver, discharge or amendment is sought.

              8.        Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which shall constitute but one Agreement.   Facsimile signatures shall be agreed to be as originals and shall be binding with the full force and effect as if they were original signatures.

9.

Jurisdiction/Venue/Choice of Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles.  The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated exclusively before a court located in New York City, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested.

              10.     Disclosure: Any financial or other advice rendered by the CMS pursuant to this Agreement may not be disclosed publicly in any manner without the prior written approval of the CMS unless required by any court, government, or regulatory agency.   All non-public information given to the CMS by the Company will be treated by the CMS as confidential information, and the CMS agrees not to make use of such information other than in connection with its performance of this Agreement, provided, however, that any such information may be disclosed if required by any court or governmental or regulatory authority, board or agency. “Non-public information” shall not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by the CMS; (ii) was available to  CMS prior to its disclosure to the CMS by the Company, provided that such information is not known by CMS to be subject to another confidentiality agreement with another party; or  (iii) becomes available to CMS on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company.

  11.

Severability:  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule, such invalidity, illegality or unenforceability will not effect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

12.       Notification and Approval:  Prior to the consummation of the transactions contemplated by this agreement, the Company agrees not to issue any additional class of stock, option, warrant or convertible security without prior written notification and authorization of CMS.

  13.

Miscellaneous:

(a) Neither the CMS nor its affiliates, or their respective officers, directors, employees, agents or controlling persons shall be liable, responsible or accountable in damages or otherwise to the Company or its affiliates, or their respective officers, directors, employees, agents or controlling persons for any act or omission performed or omitted by CMS with respect to the services provided pursuant to, arising out of or relating to this Agreement.

(b) All final decisions with respect to consultation, advice and services rendered by the CMS to the Company shall rest exclusively with the Company, and CMS shall not have any right or authority to bind the Company to any obligation or commitment.

Agreed and Accepted on the date first written above, by and between:

MACH ONE CORPORATION

CHARLES MORGAN SECURITIES, INC.

By:____________________                           By: _______________________

Weymann Cheng

            Paul E. Taboada

      CEO

President/ CEO

Initial______________

SCHEDULE A (Use of Proceeds)

$32,500 to CMS for fees and disbursements associated with the offering

$30,000 to be paid to CMS in payment of investment advisory fees due and owing

$7,000 to be paid to the Company's auditor

$80,000 for the purchase of equipment

$12,000 to Cold Creek

$20,000 to legal counsel (Dave Thomas)

$7,500 to legal counsel (David Schrader) for work in connection with this offering

This will leave a surplus of $61,000

Initial______________